Exhibit 99.1

Media Relations: Curt Selby 414-359-4191 curt.selby@aosmith.com	Investor Relations: Helen Gurholt 414-359-4157 hgurholt@aosmith.com
FOR IMMEDIATE RELEASE
Nov. 12, 2025
A. O. Smith to Acquire Leonard Valve Company, a Leader in Water Temperature and Flow Solutions
Milwaukee, Wis.— Global water technology company A. O. Smith Corporation (the “Company” or “A. O. Smith”) (NYSE: AOS) announced today that it has signed a definitive agreement to acquire LVC Holdco LLC (“Leonard Valve”) of Cranston, Rhode Island for $470 million, subject to customary adjustments. The Company expects the transaction to close in the first quarter of 2026, subject to the satisfaction of customary closing conditions and receipt of regulatory approvals. The all-cash transaction is valued at approximately $412 million after adjusting for estimated tax benefits and is expected to be funded through a combination of cash on hand and committed debt financing. The purchase price, adjusted for the present value of the expected tax benefit, represents an adjusted multiple of approximately 12 times forecasted 2026 EBITDA.
Founded in 1911, Leonard Valve, together with its Heat-Timer brand, is a pioneer in water management technologies. Leonard Valve leads in digital and thermostatic mixing valve technologies, while Heat-Timer provides advanced boiler controls that optimize hydronic heating. Together, their solutions ensure safe, precise and efficient control of water temperature in commercial and institutional settings, including hospitals, schools, universities and industrial facilities, where reliability and compliance with safety standards are critical.
“This acquisition represents a compelling strategic fit and a meaningful expansion of A. O. Smith’s presence in the water management market,” said Steve Shafer, chief executive officer of A. O. Smith. “Leonard’s rich history of engineering excellence and commitment to product quality are deeply aligned with A. O. Smith’s own culture and values. Leonard Valve’s and Heat-Timer’s products work seamlessly with our core water heating and boiler offerings, and this acquisition will allow us to deliver a more integrated, high-performance system through our established channels.”
Compelling Strategic Fit with A. O. Smith’s Growth and Return Objectives
•Establishes a new growth platform in the fast-growing water management category, expanding A. O. Smith’s presence within the mechanical room and complementing its core water heater and boiler businesses.
•Accelerates A. O. Smith’s digital and connected water strategy through Leonard’s advanced digital mixing technology and the Heat-Timer platform, creating leading smart water building management capability.

•Broadens commercial exposure, as Leonard Valve’s products serve healthcare, education and industrial end-markets and further enhances and strengthens relationships with specifying engineers.
•Aligns with A. O. Smith’s disciplined acquisition framework, meeting key financial thresholds. After one-time purchase accounting charges and professional fees, A. O. Smith expects the transaction to be accretive to A. O. Smith’s earnings per share in 2026, with strong growth, margins and free cash flow generation.
“We are excited to join forces with A. O. Smith, whose commitment to innovation and operational excellence aligns perfectly with Leonard Valve’s core values,” said David Brakenwagen, chief executive officer of Leonard Valve. “Together, we see significant opportunities to accelerate adoption of digital water-management technologies and deliver even greater value to our customers. A. O. Smith is a great home for Leonard Valve that will help our people and products reach new heights.”
Shafer concluded, “We look forward to welcoming Leonard Valve and its team to the A. O. Smith family. Both companies share a commitment to innovation, integrity and exceptional customer service. By combining our strengths, we will continue to shape the future of water management with safer, smarter and more sustainable solutions.”
BofA Securities served as exclusive financial advisor and Foley & Lardner LLP served as legal advisor to A. O. Smith Corporation.

Forward-looking Statements
This release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “continue,” “guidance,” “outlook” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the possibility that the parties will fail to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction; potential negative effects relating to the announcement of the proposed transaction; failure to realize the expected benefits of the transaction or expected synergies; difficulties in predicting results of operations of an acquired business; negative impact to the Company’s businesses from international tariffs, including any new or increased tariffs that could also trigger retaliatory responses from other countries, as well as trade disputes and geopolitical differences, including the conflicts in Ukraine and the Middle East; further softening in U.S. residential and commercial water heater demand; negative impacts to the Company, particularly the demand for its products, resulting from global inflationary pressures or a potential recession in one or more of the markets in which the Company participates; the Company’s ability to continue to obtain commodities, components, parts and accessories on a timely basis through its supply chain and at expected costs; further weakening in North American residential or commercial construction or instability in the Company’s replacement markets; inability of the Company to implement or maintain pricing actions; inconsistent recovery of the Chinese economy or a further decline in the growth rate of consumer spending or housing sales in China; the availability, timing or effects of China stimulus programs; uncertain outcomes and costs and other potential impacts of the Company’s assessment relating to the Company’s China business; potential weakening in the high-efficiency gas boiler segment in the U.S.; substantial defaults in payment by, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; foreign currency fluctuations; the Company’s inability to successfully integrate or achieve its strategic objectives resulting from acquisitions; failure to realize the expected benefits of acquisitions or expected synergies; failure to realize the expected benefits, timing and extent of regulatory changes; competitive pressures on the Company’s businesses, including new technologies and new competitors; the impact of potential information technology or data security breaches; negative impact of changes in government regulations or regulatory requirements; the inability to respond to secular trends toward decarbonization and energy efficiency; and adverse developments in general economic, political and business conditions in key regions of the world. Additional factors are discussed in the Company’s filings with Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements included in this news release are made only as of the date of this release, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements.
About A. O. Smith
A. O. Smith Corporation, with headquarters in Milwaukee, Wisconsin, is a global leader applying innovative technology and energy-efficient solutions to products manufactured and marketed worldwide. Listed on the New York Stock Exchange (NYSE: AOS), the Company is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, as well as a manufacturer of water treatment products. For more information, visit www.aosmith.com.
SOURCE: A. O. Smith Corporation
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